Exhibit 10.3

越宝企业管理咨询（广州）有限公司

Superior Treasure Enterprise Management Consulting

（Guangzhou） Corporation Limited

和 and

孟雪琴

Meng Xueqin

周永益

Zhou Yongyi

及 and

广东藏宝天下艺术品有限公司

Guangdong Cang Bao Tian Xia Artworks Corporation Limited

股东收益权转让协议

Shareholder Usufruct Transfer Agreement

2018 年 1 月 20 日 中华人民共和国

Dated: January 20th，2018 The People’s Republic of China

股东收益权转让协议

Shareholder Usufruct Transfer Agreement

本股东收益权转让协议 (“协议”) 由以下各方于 2018 年 1 月 20 日在中 华人民共国广州市签订:

This Shareholder Usufruct Transfer Agreement (this “Agreement”) is made and entered into, as of (January 20th， 2018), in (Guangzhou City), the People’s Republic of China, by the Parties, as follows:

受让人: 越宝企业管理咨询（广州）有限公司

Transferee: Superior Treasure Enterprise Management Consulting（Guangzhou） Corporation Limited

地址: 广州市南沙区进港大道 10 号 609 房

Address: Room 609, No.10, Jin Gang Avenue, Nansha District, Guangzhou City

代表人: Angella Lu

Representative: Angella Lu

出让人:孟雪琴

Transferor: Meng Xueqin

身份证号码: 110104196308261260

ID Number: 110104196308261260

地址: 北京市丰台区嘉园一里 8 楼 9 门 802 号

Address: Room 802, Building 9, No.8， Jia Yuan Yi Li, Fengtai District, Beijing City

出让人：周永益

Transferor: Zhou Yongyi

身份证号码: 510111195305150374

ID Number: 510111195305150374

地址: 成都市金牛区茶店子育苗路 8 号 8 栋 4 单元 2 号

Address: Room 2，Floor 4，Building 8, No.8, Yumiao Road, Chadianzi, Jinniu District，Chengdu City

目标公司：广东藏宝天下艺术品有限公司

Target Company: Guangdong Cang Bao Tian Xia Artworks Corporation Limited

地址: 广州市越秀区环市中路 316 号 1506 房

Address: Room 6，Floor 15，No.316，Middle Huanshi Road，Yuexiu District，Guangzhou City

代表人：周永益

Representative: Zhou Yongyi

出让人和受让人在本协议中以下合称“各方”，单独称“一方”。

The Transferors and the Transferee will hereinafter be collectively referred to as the “Parties” or “each Party”, or individually referred to as a “Party”

目标公司简称为“公司”。

The Target Company will hereinafter be referred to as “Company”.

序言

RECITALS

鉴于，出让人是中国公民，且拥有对公司的注册资本 100％的权益。公司是一家根据中国法律组建和有效存续的有限责任公司，出让人持有对公司注册 资本 100％的权益。

Whereas, the Transferor is a Chinese citizen, holding 100% of the equity of the registered capital of the Company, which is a corporation with limited liability, duly organized and existing under the laws of China. The Transferor holds 100% of the equity of the registered capital of the Company.

鉴于，受让人是一家根据中国法律组建和存续的外商独资企业。

Whereas, the Transferee is a wholly foreign owned enterprise, duly organized and existing under the laws of China.

鉴于，公司，一家在中华人民共和国法律项下有效存续的有限责任公司， 注册地址为广州市越秀区环市中路 316 号 1506 房。

Whereas, the Company, a corporation with limited liability, existing under the laws of the People’s Republic of China, is registered in Room 6，Floor 15，No.316，Middle Huanshi Road，Yuexiu District，Guangzhou City， the People’s Republic of China.

现，因此，根据所述约定，各方达成了一份协议，并遵守下列条款和条 件。

NOW, THEREFORE, pursuant to such stipulation, the Parties hereby agree and enter into an agreement, with provisions and conditions as follows:

1．	定义

Definitions 除非上下文另有要求，下列词语和表述应有下列赋予之含义：

Unless other provisions in this Agreement, the following terms shall be construed and interpreted as follows:

“股东收益权” 应具有本协议第二条规定的含义。

“Shareholder Usufruct” shall be referred to as or construed as the definition in the Paragraph 2 in this Agreement.

“股东收益权转让”应具有本协议第三条规定的含义。

“Shareholder Usufruct Transfer” shall be referred to as or construed as the definition in the Paragraph 3 in this Agreement.

“股东收益权转让对价支付期”应指本协议第 5.1 条款约定的先决条件均得到 满足之日起 90 个公历日内。

“Pay Period of Shareholder Usufruct Transfer Consideration” shall be referred to as the period of 90 calendar days which commences from the day when all the prerequisites in the Paragraph 5.1 in this Agreement are fulfilled.

“意向书”是指受让人之股东宝藏艺术品有限公司与出让人于 2018 年 1 月 4 日 就双方开展融资、企业战略发展合作所签订的《意向书》。

“Letter of Intent” shall be referred to as the Letter of Intent on the financing and the corporate strategic development cooperation, made and entered into, as of (January 4th ， 2018), by and between Transferee’s Shareholder and the Transferors.

“尽职调查”包括财务尽职调查与法律尽职调查两部分。其中，财务尽职调查 是指出让人根据本协议的约定委托的“中介服务机构”当中的具有合法执业资 质的会计师事务所按普遍接受的会计准则，查核截止至调查基准日出让人于《意向书》项下所作陈述与声明的真实性；法律尽职调查是指出让人根据本协 议的约定委托的“中介服务机构”当中的具有合法执业资质的律师事务所按现 行有效的中国法律，查核截止至调查基准日出让人于《意向书》项下所作陈述 与声明的真实性。

“Due Diligence” shall include Financial Due Diligence and Legal Due Diligence. In such Due Diligence, the Financial Due Diligence shall refer to that the Transferors engage, pursuant to this Agreement, a public accounting firm with legal qualification for providing services, in the “Intermediary Service Agencies”, to examine and verify, pursuant to the generally accepted accounting principles, the authenticity and factuality of the representation and statements by the Transferors, under the Letter of Intent, as of the Due Diligence Day; the Legal Due Diligence shall refer to that the Transferors engage, pursuant to this Agreement, a law firm with legal qualification for providing services, in the “Intermediary Service Agencies”, to examine and verify, pursuant to the laws of China currently effective, the authenticity and factuality of the representation and statements by the Transferors, under the Letter of Intent, as of the Due Diligence Day.

“中介服务机构”是指具有合法执业资质的会计师事务所、律师事务所。

“Intermediary Service Agencies” shall refer to as the public accounting firm and law firm, with legal qualification for providing services.

“商业合作协议”是指附件 A 所包含的下列合同：

“Business Cooperation Agreements” shall be referred to as the contracts or agreements in Appendix A, as follows:

（i）	独家管理咨询服务协议；
Exclusive Management Consultation Service Agreement;
（ii）	股权优先受让协议；
Stock Equity Transfer Priority Agreement; and
（iii）	股权质押协议；
Stock Equity Pledge Agreement.

“财务年度”应指公司按照其于公司章程中规定的公司财务制度所确定的公司 进行财务结算的执行年度，由连续 12 个公历月构成。

“Fiscal Year” shall be referred to as an executive year for which the Company closes an account, pursuant to the corporate financial system set forth in the articles of incorporation and by-laws, which shall consist of twelve consecutive months.

“股东收益权核算报告”是指本协议第 8.1 条款所述的审核报告。

“Shareholder Usufruct Accounting Report” shall be referred to as the accounting report under the Paragraph 8.1 in this Agreement.

“股东收益权实际价值”是指按本协议第 8.1 条款的约定所确定的每一单独财 务年度的股东收益权的人民币货币价值。

“Actual Value of Shareholder Usufruct” shall refer to the monetary value (in RMB) of the shareholder usufruct in each fiscal year, determined pursuant to the Paragraph 8.1 in this Agreement.

“中国” 应指中华人民共和国。

“China” refers to the People’s Republic of China

“中国法律”是指中华人民共和国大陆地区的法律（不包括台湾、香港、澳门 地区的法律）；

“Laws of China” shall include the laws of the mainland of the People’s Republic of China (excluding the laws of Taiwan, Hong Kong and Macao).

“同意”是指任何批准、同意、核准、许可、弃权或者授权，包括任何政府机 关授予或许可的任何前述方式。

“ Consent” refers to any approval, consent, agreement, permit, waiver or authorization, including any of such modes awarded or approved by government or governmental sectors.

 “政府机关”是指国家或政府或任何省或州的下属任何政治分支机构；任何行 使行政、立法、司法权、管理或规划职能的政府或政府附属的实体、机关或团 体，包括中华人民共和国及其下属机构的政府部门机构、部门、机关、董事

会、委员会和政府授权、委托的组织；以及任何法院、法庭、仲裁组织和其他 自治组织。

“Governmental Sectors” refers to any political subordinate division of the country or government, or of any province or state; any government or government-affiliated entity, office or organization which exercises administrative power, legislative power, judicial power, management or programming power, including the People’s Republic of China and its any subordinate ministry, department, office, board of directors, committee and any organization authorized or entrusted by government; and any court, arbitration organization and other autonomy organization.

“法律”是指以下文件中的相应条款：（a）宪法、条约、条例、法律（包括普 通法）、法典、法规、规章、条例或者任何有关政府机关的命令；（b）政府批 准；（c）政府机构的命令、决定、禁令、裁决、法令和协定。

“Laws” shall include any provisions of the documents as follows: (a) the constitution, treaties, regulations, laws (including common laws), codes, legislations, rules, statutes or any order by governmental sectors; (b) governmental approvals; (c) orders, determinations, prohibitions, adjudications, statutes or protocols of governmental sectors.

2.	股东收益权

Shareholder Usufruct 本协议项下的股东收益权，是指出让人按照其对公司的投资份额通过公 司盈余分配从公司获得红利的权利。

The Shareholder Usufruct, under this Agreement, shall refer to the right for the Transferors to obtain dividends from the company through the distribution of profit and/or surplus based on such Transferors’ capital investment shares to the company.

3.	股东收益权转让

Shareholder Usufruct Transfer 根据本协议约定的条件以及出让人作出的陈述与保证，受让人同意受 让，出让人愿意出让，本协议第 2 条所述的股东收益权。

Pursuant to the conditions stipulated in this Agreement and the representation and guarantee by the Transferors, the Transferee agrees to be transferred with, and the Transferors are willing to transfer the shareholder usufruct in the Paragraph 2 in this Agreement.

4.	股东收益权转让对价

Consideration of Shareholder Usufruct Transfer

4.1	本协议项下股东收益权转让的对价为：美金 1 元，在本协议第 5 条约定 的先决条件均得到满足的前提下，于股东收益权转让对价支付期起算当 日，本协议第 6 条所述的诚意金将转为现金对价的一部分。

The consideration of the shareholder usufruct transferred, under this Agreement, shall be US$(One). Given that the prerequisites under the Paragraph 5 in this Agreement are fulfilled, the advance payment under the Paragraph 6 in this Agreement will be turned into and then deemed as part of the consideration in cash, in the day from which the pay period of shareholder usufruct transfer consideration is reckoned.

4.2	受让人应在股东收益权转让对价支付期内向出让人支付完毕股东收益权 转让对价。

The Transferee shall pay up all of the consideration of shareholder usufruct transferred to the Transferors within the pay period of shareholder usufruct transfer consideration.

5.	股东收益权转让对价支付先决条件

Prerequisite for the Payment of Shareholder Usufruct Transfer Consideration

5.1	只有在下述条件均得到满足的前提下，受让人才有义务按本协议约定的 条件，向出让人支付股东收益权转让对价：

The Transferee is obligated to pay, pursuant to this Agreement, to the Transferors the shareholder usufruct transfer consideration, only if all of the prerequisites below are fulfilled:

5.1.1	出让人应在签订本协议的同时，与受让人签订本协议附件 A 商业 合作协议。

The Transferors shall, at the same time as making and entering into this Agreement, make and enter into, with the Transferee, the Business Cooperation Agreements in the Appendix A to this Agreement.

5.1.2	出让人应自本协议生效之日起 5 个公历日内委托受让人推荐的中 介服务机构开展针对公司的尽职调查，尽职调查涉及的费用应由 受让人承担；出让人委托受让人推荐的中介服务机构所开展的针 对公司的尽职调查的委托期限应不应超过本协议生效之日起 90 个 公历日，若遇特殊情况需延长的，则出让人应提前 10 个公历日通 知受让人，由双方协商确定需延长的时间。

The Transferors shall, within 5 calendar days after the effective day of this Agreement, entrust the Transferee to recommend intermediary service agencies to conduct Due Diligence to the Company; the fees and expenses incurred from such Due Diligence shall be assumed by the Transferee. The term of entrustment for the Transferors to entrust the Transferee to recommend intermediary service agencies to conduct Due Diligence shall not exceed 90 calendar days after the effective day of this Agreement. If such term needs to prolong, the Transferors shall, at least 10 calendar days prior to the end of such term, notify the Transferee of such time expansion which shall be determined through negotiation by both Parties.

(i)	尽职调查的基准日为受让人与出让人签订的《意向书》的生效 之日。

The Due Diligence Day shall be the effective day of the Letter of Intent made and entered into by and between the Transferee and the Transferors.

(ii)	尽职调查的目的是根据尽职调查所显示的公司的客观状况以 查核截止至尽职调查的基准日出让人于《意向书》项下的各项陈 述与声明的真实性。

The Due Diligence is conducted to examine and verify based on objective conditions of the Company reflected in such Due Diligence the authenticity and factuality of the representation and statements by the Transferors, under the Letter of Intent, as of the Due Diligence Day.

(iii)	尽职调查结束后，经中介服务结构查核，截止至尽职调查 的基准日，出让人《意向书》项下的各项陈述与声明的均是真实 的，或根据中国法律的规定以及普遍接受的会计准则，可以推定 是真实的。

After the Due Diligence, the representations and statements under the Letter of Intent by the Transferors are valid pursuant to the examination and verification by the intermediary service agencies; or presumed to be valid pursuant to the laws of China and the generally accepted accounting principles.

5.1.3	出让人应在本协议生效之日起 5 个公历日内自行委托中介服务机 构开展针对公司的财务整理工作，财务整理工作涉及的费用应由 出让人承担。出让人委托中介服务机构所开展的针对公司的财务 整理工作的完成时间，不应超过本协议生效之日起 45 个公历日，若遇特殊情况需延长的，则出让人应提前 10 个公历日通知受让 人，由双方协商确定需延长的时间。

The Transferors shall, within 5 calendar days after the effective day of this Agreement, engage by themselves intermediary service agencies to conduct financial adjustment to the Company. The fees and expenses incurred from such financial adjustment shall be assumed by the Transferors. The term to accomplish the financial adjustment by the intermediary service agencies engaged by the Transferors, shall not exceed 45 calendar days after the effective day of this Agreement, If such term needs to prolong, the Transferors shall, at least 10 calendar days prior to the end of such term, notify the Transferee about such time expansion which shall be determined through negotiation by both Parties.

5.1.4	出让人委托中介服务机构所开展的针对公司的财务整理工作完成 后，受让人有权委托具有合法执业资质的会计师事务所按美国会 计准则进行符合（美国）证券交易委员会要求的审计，审计涉及 的费用应由受让人承担。受让人委托中介服务机构所开展的针对 公司的审计工作的完成时间，不应超过第 5.1.6 条所述财务整理 工作完成之日起 30 个公历日，若遇特殊情况需延长的，则受让人 应提前 10 个公历日通知出让人。

After the accomplishment of the financial adjustment by the intermediary service agencies engaged by the Transferors, the Transferee is entitled to engage a public accounting firm with legal qualification to provide services, to conduct, under the U.S. generally accepted accounting principles, an audit to the Company, pursuant to the requirement of (U.S.) Security and Exchange Committee. The fees and expenses incurred from such audit shall be assumed by the Transferee. The term to accomplish such audit to the Company by the intermediary service agencies engaged by the Transferee shall not exceed 30 calendar days after the accomplishment of the financial adjustment set forth in the Paragraph 5.1.6. If such term needs to prolong, the Transferees shall notify the Transferors about such time expansion at least 10 calendar days prior to the end of such term.

5.2	WFOE 有权自行决定放弃第 5.1 条款中所提及的一切或任何先决条件，但 该等放弃的决定应以书面形式完成。

WFOE shall be entitled to decide by itself the waiver to all or any of the prerequisites set forth in the Paragraph 5.1, provided that such waiver decision shall be conducted in written.

5.3	若第 5.1 条款中先决条件不能实现而受让人又不愿意放弃该先决条件 的，则本协议即告自动终止，双方于本协议项下之任何权利、义务及责 任即时失效，对双方不再具有约束力，届时出让人不得依据本协议要求 受让人支付股东收益权转让对价。且出让人应于本协议终止后立即，但 不应迟于协议终止后 14 个公历日内向受让人全额退还受让人按照本协议 第 6 条已经向出让人支付的诚意金。

If the prerequisite in the Paragraph 5.1 are unable to be met and the Transferee is reluctant to give up such prerequisite, this Agreement will be declared expired automatically. Any of the rights, obligations or responsibilities under this Agreement of both Parties will then promptly become null and void, and no longer be binding on both Parties. On such occasion, the Transferors shall not require the Transferee to pay the shareholder usufruct transfer consideration pursuant to this Agreement. The Transferors shall, promptly within 14 calendar days after the expiration of this Agreement, return to the Transferee the entire advance payment already paid pursuant to the Paragraph 6 in this Agreement by such Transferee.

6.	诚意金

Advance Payment

6.1	自本协议生效之日起，WFOE 应向出让人支付诚意金美金 0 元。

Since the effective day of this Agreement, WFOE shall pay an advance payment of US$(0) to the Transferors.

6.2	在本协议第 5 条约定的先决条件均得到满足的前提下，于股东收益权转 让对价支付期起算当日，诚意金将转为股东收益权转让对价的一部分。

If all of the prerequisite under the Paragraph 5 in this Agreement are fulfilled, such advance payment shall be turned into and then deemed as part of the consideration, in the day from which the pay period of shareholder usufruct transfer consideration is reckoned.

7.	转让期限

Term of Transfer 本协议项下的股东收益权转让自本协议经各方有效签署之日起至各方协 商一致解除本协议之日止。

The term for the shareholder usufruct transfer under this Agreement, shall be from the day in which this Agreement is executed by all parties and comes into force, to the day in which this Agreement is expired with the consent of each Party through negotiation.

8.	股东收益权货币价值的确定

Determination of the Monetary Value of the Shareholder Usufruct 就受让人根据本协议约定的条件所受让的股东收益权，双方同意按以下 方式确定其货币价值：

Both Parties agree to evaluate the monetary value of the shareholder usufruct transferred by the Transferors pursuant to this Agreement by the method below:

8.1	于公司每一个财务年度结束后的 30 个公历日内，双方共同对该财务年度 的股东收益权的货币价值按普遍接受的会计准则进行核算；在此，出让 人同意，受让人可以按照商业合作协议中的独家管理咨询服务协议所约 定的管理权限，自行委托具有合法执业资质的会计师事务所实施前述核 算工作，并出具相应的核算报告，就该等核算报告，出让人予以认可并 接受。

Both Parties shall, within 30 calendar days after the end of each fiscal year of the Company, examine and account, pursuant to generally accepted accounting principles, the monetary value of the shareholder usufruct in such fiscal year. The Transferors hereby agree that the Transferee may, pursuant to the management competence stipulated under the Exclusive Management Consultation Agreement in the Business Cooperation Agreements, engage by itself a public accounting firm with legal qualification to provide services, to conduct such examination and accounting and provide relevant examination and accounting report that the Transferors shall approve and accept.

8.2	就按 8.1 条款确定的股东收益权实际价值，自当期财务年度的股东收益 权核算报告出具之日起，即转让给受让人。

The actual value of the shareholder usufruct determined as the Paragraph 8.2, shall be transferred to the Transferee, promptly after the examination and accounting report of the shareholder usufruct in current fiscal year is provided.

8.3	就按 8.1 条款确定的股东收益权实际价值，在按 8.2 条款确定的日期即 为受让人所有。唯受让人不予实质性提取，而是按照商业合作协议中的 独家管理咨询服务协议所约定的管理权限，由受让人根据公司生产经营 需要将其全部用于公司的生产经营。尽管如此，受让人同意将股东收益 权实际价值用于公司的生产经营，不应被视为受让人对其受让的股东收 益权的任何性质的放弃。

The actual value of the shareholder usufruct determined as the Paragraph 8.1 shall be held by the Transferee since the day set forth in the Paragraph 8.2; however, such value would not be withdrawn by the Transferee, but be entirely applied by the Transferee in the operation of the Company based on its operation demand, pursuant to the management competence stipulated under the Exclusive Management Consultation Agreement in the Business Cooperation Agreements. Nevertheless, such consent of the Transferee that such actual value of the shareholder usufruct will be applied in the operation of the Company, shall not be deemed as any waiver by the Transferee to such shareholder usufruct.

9.	出让人的陈述和保证

Representation and Guarantee of the Transferors 在本协议签署之日，出让人在此向受让人做出如下陈述和保证：

Upon the execution of this Agreement, the Transferors hereby represent and guarantee to the Transferee as follows:

9.1	出让人是被转让股东收益权的合法所有人，并特此承诺将其持有的公司 100%的股东收益权全部转让给受让人。

The Transferors are the legal holder of the shareholder usufruct transferred, and hereby promise to transfer to the Transferee with 100% of the shareholder usufruct of the Company they hold.

9.2	出让人有权签署并履行本协议。

The Transferors are entitled to sign in, execute and perform this Agreement.

9.3	就其所知，出让人签订及履行本协议符合公司的章程和其他公司文件， 并且不违反任何已公布的中国法律和法规或其为一方当事人与第三方签 署的任何协议或文件。

 As the Transferors’ acknowledgement, the execution and performance of this Agreement by the Transferors do not result in any violation against the Articles of Incorporation or Bylaws and other documents of the Company, or against any laws and regulations of China promulgated, or against any agreement or document made and entered into by and between the Transferors and a third Party.

9.4	出让人已经依法缴付了与股权有关的应缴付的全部出资，且获得了一家 合格的会计事务所签发的验资报告。

The Transferors have already paid up all contributions payable relating to their equities, and obtained capital verification report provided by a competent public accounting firm on such contributions.

9.5	本协议应构成出让人合法、有效和有约束力的义务，该等义务根据本协 议的条款和条件对出让人具有完全的强制执行力。

This Agreement shall form the legal, effective and binding obligations to the Transferors; such obligations shall be absolutely enforceable to the Transferors pursuant to the terms and provisions under this Agreement.

9.6	除在商业合作协议中的股权质押协议项下设置的质押，不存在就出让人 拥有的公司的股权的全部或部分所设定的有利于受让人以外的任何其他 方的质押、第三方的权利主张、权利负担或任何担保权益。

Except for the pledge made under the Stock Equity Pledge Agreement in the Business Cooperation Agreements, no other pledge of the entire or part of the stock equity of the Company held by the Transferors, for the benefit of any other Party rather than the Transferee, or any claims, liability or security interest by a third Party, is in existence.

9.7	出让人在此提供给受让人的所有文件、资料和证明都是正确、真实、完 整及有效的。

All of the documents, information and certifications provided by the Transferors to the Transferee shall be accurate, authentic, integral and valid.

9.8	出让人保证受让人根据本协议受让其股东收益权不得被出让人或出让人 的任何继承者或代表或任何其它方以任何法律程序予以阻止或损害。

The Transferors guarantee that the their transfer of the shareholder usufruct to the Transferee pursuant to this Agreement shall not be prevented or harmed by the Transferors, any successor or representative of the Transferors, or otherwise in legal proceedings.

9.9	出让人均没向任何第三方做出转让或以其他方式处置任一部分或全部股 权的要约，出让人亦均没有对第三方根据股权优先受让协议以外的条件 购买任一部分或全部股权的要约做出任何承诺

The Transferors have neither any offer or agreement in which part of or the entire stock equity may be transferred to any third party or be otherwise disposed, nor any commitment to make any offer or agreement in which part of or the entire stock equity may be purchased by any third Party on the conditions other than those in the Stock Equity Transfer Priority Agreement.

9.10	除商业合作协议中股权优先受让协议以外，不存在以任何一出让人作为 一方的有关转让任一部分或全部股权的协议。

Except for the Stock Equity Transfer Priority Agreement in the Business Cooperation Agreements, no any agreement in which either/any of the Transferors may act as a party to transfer part of or the entire stock equity to any third Party, is in existence.

9.11	出让人特此向受让人保证，为受让人的利益，出让人应遵守本协议项下 规定的所有保证、契约、协定、陈述和条件。如果任一出让人不遵守或 不履行任何保证、契约、协定、陈述和条件，出让人应共同和连带地赔 偿受让人因此而遭受的全部损失。

The Transferors hereby guarantee to the Transferee that the Transferors shall, for the benefit of the Transferee, abide by all of the guarantees, covenants, stipulations, representations and conditions under this Agreement. If either/any of the Transferors violates any of such guarantees, covenants, stipulations, representations or conditions, both or all of the Transferors shall collectively and jointly indemnify the Transferee for all of the losses consequent.

9.12	公司已获得设立和运营业务所必须的所有的政府批准、授权和许可，且 完成了所有必须的登记和备案手续。

The Company has obtained all governmental approvals, authorizations and licence necessary and essential for the establishment and business operation and has accomplished all registration and filing formalities necessary and essential.

9.13	公司在其任何财产上没有设置任何抵押、质押或任何其它阻碍，但事前 已通知，并得到受让人认可的除外。

The Company has no any pledge or mortgage of the properties or any other obstructions, except for those already notified beforehand to and approved and accepted by the Transferee.

9.14	不存在与出让人公司或股权有关的未决的争议、诉讼、仲裁、行政程序 或任何其他法律程序，也不存在任何与出让人公司或股权有关的潜在的 争议、诉讼、仲裁、行政程序或任何其他法律程序。

No any pending dispute, proceeding, arbitration, administrative procedure or any other legal proceeding related to the Company or stock equity of the Transferors, nor any potential dispute, proceeding, arbitration, administrative procedure or any other legal proceeding related to the Company or stock equity of the Transferors, is in existence.

10.	出让人的承诺

Commitment of the Transferors 为受让人的利益，出让人在此做出如下承诺，在本协议期间内：

For the benefit of the Transferee, the Transferors hereby commit during the effective term of this Agreement, as follows:

10.1	未经受让人事前书面同意，出让人不得转让或让与其名下股权或本协议 项下的股东收益权，设定或允许设定任何可能对其名下股权或本协议项 下的股东收益权产生不利影响的质押，或促使公司股东会做出任何允许 出售、转让、质押或以任何其它方式处置其名下股权或本协议项下的股 东收益权的决议，或批准在公司的财产上设置任何其它担保权益。但 是，股权可根据股权优先受让协议转让给受让人或受让人指定的任何 人。

Without prior written consent of the Transferee, the Transferors shall not transfer or assign any stock equity in their name or any shareholder usufruct under this Agreement, make or consent to make any pledge which may go against any of the stock equity in their name or any shareholder usufruct under this Agreement, request or urge the Board of Shareholders in the Company to make any resolution to approve any sale, transfer, pledge or disposal, in any way, of the stock equity in their name or the shareholder usufruct under this Agreement, or approve any security interest made to any property of the Company; however, such stock equity may be transferred to the Transferee or any person designated by the Transferee pursuant to the Stock Equity Transfer Priority Agreement.

10.2	出让人应遵守适用于股东收益权的所有法律和法规。出让人应于收到有 关政府部门发布或颁布的关于股东收益权的任何通知、命令或建议之日 起五(5)日内，将该通知、命令或建议交付给受让人，并应遵守该通知、 命令或建议，或根据受让人的合理要求或在其同意下，做出对该通知、 命令或建议的反对或声明。

The Transferors shall abide by all of the laws and regulations applicable to the shareholder usufruct. With five (5) days after the receipt of any notice, order or proposal on the shareholder usufruct promulgated or released by relevant governmental sectors, the Transferors shall deliver such notice, order or proposal to the Transferee, and shall abide by such notice, order or proposal, or shall make any declaration or rejection to such notice, order or proposal at the reasonable request of or with the consent of the Transferee.

10.3	出让人应及时告知受让人可能对受让人在股东收益权或其任一部分上的 权利或利益有重大影响的任何事件或其收到的通知，并应及时告知受让 人有关其任何保证或义务的变化，或对其任何保证或义务可能产生重大 影响的任何事件或其收到的通知。

The Transferors shall timely notify the Transferee of any event or any notice received, which may materially affect the Transferee’s right or benefit in the shareholder usufruct or in any part of such usufruct, and shall timely notify the Transferee of any change relevant to its guarantee or obligation, and of any event or any notice received, which may materially affect the Transferors’ guarantee or obligation.

10.4	出让人保证，未经受让人事先书面同意，公司将不在公司的任何财产上 设置任何抵押、质押或任何其它形式的权利负担。

The Transferors guarantee that, without prior written consent of the Transferee, the Company shall not make any mortgage, pledge, or any liability in any other way, to any of the property of the Company.

11.	股东收益权转让的性质

Nature of the Transfer of Shareholder Usufruct

11.1	股东收益权转让和受让人在本协议下的权利应不因下列情况而被免除或 受影响：

The transfer of shareholder usufruct and the rights of the Transferee under this Agreement shall not be exempted or affected in the cases as follows:

11.1.1	经受让人同意的对任何方的任何义务的延期、免除、减少或豁 免；

Any extension, exoneration, reduction or exemption of any party’s obligation approved by the Transferee;

11.1.2	对商业合作协议中的独家管理咨询服务协议、股权优先受让协 议、股权质押协议的任何修订、修改或补充；

Any amendment, modification or supplementation to the Exclusive Management Consultation Agreement, Stock Equity Transfer Priority Agreement, Stock Equity Pledge Agreement, in the Business Cooperation Agreements;

11.1.3	就义务设立的任何其他质押或担保权益的处置、变动或解除；

Any disposal, change or exemption to any other pledge or security interest made for the obligations;

11.1.4	受让人和任何一方之间有关任何权利主张而达成的任何协议；

Any agreement made and entered into for any claims of rights by and between the Transferee and any Party;

11.1.5	受让人行使其权利的过程中引起的延迟、履行、违约或错误；

Any delay, performance, breach or misconduct during the exercise of the rights by the Transferee;

11.1.6	对商业合作协议中的独家管理咨询服务协议、股权优先受让协 议、股权质押协议的效力、无效和/或不可执行力的承认或每次 履行；

The recognition or each performance of the effectiveness, ineffectiveness and/or un-enforcement of the Exclusive Management Consultation Agreement, Stock Equity Transfer Equity Agreement and the Stock Equity Pledge Agreement in the Business Cooperation Agreements;

11.1.7	任何其他可能对出让人本协议下的任何义务产生影响的事件。

Any other event that may affect any obligation of the Transferors under this Agreement.

12.	让与

Transfer

12.1	未经受让人的事前同意，出让人不得将其在本协议下的权利和义务让与 给任何一方。

Without prior consent of the Transferee, the Transferors shall not transfer any of its rights and obligations under this Agreement to any Party.

12.2	本协议应对出让人及其继受者有效并有约束力。

This Agreement shall be effective and binding on the Transferors and their successors.

12.3	受让人可以未经出让人事前同意将受让的股东收益权让与给第三方，但 受让人应在该转让或让与之后给向出让人和公司发送一份书面通知。

The Transferee may, without prior consent of the Transferors, transfer or assign the shareholder usufruct transferred to it, to a third party, provided that the Transferee shall, after such transfer or assignment, notify in written the Transferors and the Company of such transfer or assignment.

13.	不可抗力

Force Majeure

13.1	不可抗力指各方对其发生不能合理预见和不能合理防止的任何事件,包 括但不限于政府行为、自然灾害、火灾、爆炸、台风、洪水、地震、潮 水、闪电、战争。然而，缺乏信用、资金和财务状况不好不得被认为是 一方非能合理控制的事件。

Force majeure refers to any event or incident which may not be reasonably predicted and prevented by all Parties, including but not limited to governmental actions, natural disasters, fire hazard, explosion, typhoon, flood, earthquake, tide, lightning, wars, etc; however, credit deficiency, capital shortage or bad financial condition shall not be deemed as an event which may not be reasonably controlled by a Party.

13.2	遇有上述不可抗力的一方应立即将事件的有关情况通知其他一方,并提 供发生不可抗力的适当证明和预测该等不可抗力将持续的时间。遇有上 述不可抗力的一方还应努力消除不可抗力事件及其影响。

A Party affected by such force majeure shall promptly notify the other Party of the information of such force majeure, and shall provide proper proof and predict the duration of the force majeure. The Party affected shall strive to eliminate the effect and influence of such force majeure.

13.3	受不可抗力影响的一方无须对因受不可抗力影响而延期履行的部分或未 履行的部分承担任何责任，若其已采取了合理的措施履行本协议。一旦 不可抗力事件及其影响消失，各方应立即继续履行本协议项。

The Party affected by the force majeure shall not assume any liability to the part in this Agreement which is not performed or is delayed in performance due to such force majeure, provided that such Party has taken reasonable measures to perform this Agreement. Upon the elimination of such force majeure and its influence, each Party shall proceed with such part in this Agreement.

14.	争议解决

Solution to Dispute

14.1	任何由本协议引起或与本协议相关的争议应提交中国国际经济贸易仲裁 委员会华南分会（“贸仲委”）在深圳按照提交仲裁请求当时有效的贸 仲委仲裁规则予以仲裁解决。

Any dispute arising from or relating to this Agreement, shall be submitted to the South China Branch of China International Economic and Trade Arbitration Commission （“ CIETAC ”） for arbitration in Shenzhen, and shall abide by CIETAC arbitration rules effective at the time when such dispute is submitted.

14.2	仲裁庭应由三名仲裁员组成。出让人应指定一名仲裁员，受让人应指定 一名仲裁员。第三名仲裁员应由贸仲委指定并担任首席仲裁员。

The arbitration tribunal shall consist of three arbitrators, one appointed by the Transferors, another one appointed by the Transferee, and the remaining one as the chief arbitrator, appointed by the director of CIETAC.

14.3	仲裁程序应以中文进行。在仲裁庭开庭时，如果各方中的任何一方或其 代理人或证人需要英文翻译，此种翻译可以按照仲裁规则的要求提供， 该翻译服务的成本及费用应由要求该服务的一方承担。

The arbitration shall be conducted in Chinese language. In the session of such arbitration, if any Party or its agent or witness requires English translation or interpreting, such translation or interpreting service may be provided pursuant to arbitration rules, with the translation or interpreting fees and expenses assumed by the Party requiring such service.

14.4	该仲裁裁决应为最终裁定且对各方均具有约束力。

The adjudication of arbitration shall be a final judgment and be binding on all Parties.

14.5	在解决争议期间，各方应在所有其他方面继续履行本协议。

During the solution of such dispute, all Parties shall proceed with other obligations under this Agreement.

15.	通知

Notification

根据本协议任何一方可能发出或被要求发出的任何通知或其他通讯应以 中文及英文做出，并可通过专人、以挂号信（邮资预付）、以公认的快 递公司或以传真按以下载明的地址送达另一方。该等通知被视为有效送 达的日期应按以下原则加以确定：

The notification or other communication issued or requested to be issued by any Party pursuant to this Agreement shall be made in both Chinese language and English language and may be delivered to the other Party, at the address stated clearly below, by hand, registered or certified mail (postage prepaid), reputable express messenger or facsimile. Such notification shall be deemed properly delivered:

(1)	通过专人送交的通知应于专人送达当日视为有效送达；
In the day delivered by hand;

(2)	以挂号信（邮资预付）方式发出的通知应于该通知付邮之日（以邮戳为 准）后第六(6)日视为有效送达；

Six (6) days after the date of date-stamp if such notification is delivered by register or certified mail (postage prepaid);

(3)	以快递送交的通知应于该通知送交该公认的快递公司之日后第三(3)个工 作日视为有效送达；

Three (3) working days after sent to the express messenger if it is delivered by reputable express messenger;

(4)	以传真方式发出的通知应于传真发出当日后的第一个工作日视为有效送 达。

In the first working day after the transmit of such notification if it is delivered through facsimile.

为通知之目的，各方的地址载列如下：

The notifications shall be delivered to the addresses as follows:

如向出让人发出通知，则地址为：广州市越秀区环市中路 316 号 1506 房 To the Transferors: Room 6，Floor 15， No.316， Middle Huanshi Road，Yuexiu

如向受让人发出通知，则地址为：广州市南沙区进港大道 10 号 609 房

To the Transferee: Room 609, No.10, Jin Gang Avenue, Nansha District, Guangzhou City

任何一方可随时按照本条规定以向另一方发出书面通知的方式变更其地 址。

Any Party may, at any time, change its delivery address, through written notification to the other Party pursuant to this Agreement.

16.	其它

Other Particulars

16.1	本协议的签署、有效性、解释、履行、修改及终止应受中国法律管辖。

The execution, validation, interpretation, performance, amendment and termination of this Agreement shall be under the jurisdiction of the laws of China.

16.2	本协议在各方正式授权代表签署时即为有效并对各方具有法律约束力。

This Agreement comes into force promptly after the signatures of the officially authorized representatives are executed, and shall be binding on all Parties.

16.3	除非本协议另有约定，本协议的任何修改均应由各方签署书面协议方为 有效。

Unless other provisions in this Agreement, any amendment to this Agreement shall be in force only after a written agreement is executed by all Parties.

16.4	除非中国法律另有规定，出让人应支付与本协议项下的任何付款有关的 全部印花税或其它税，以及受让人的实际费用和内部收费。出让人同意 补偿受让人可能遭受的与本协议有关的任何种类的债务、损失、损害、 花费和成本，包括但不限于受让人的实际成本和费用、在任何调查程 序、行政程序或司法程序中受让人聘请律师的费用，而不管受让人在这 些程序中是否被指定为一方。

Unless other provisions under the laws of China, the Transferors shall assume all stamp taxes and other taxes relating to any payment under this Agreement, and other out-of- pocket expense and internal expenses of the Transferee. The Transferors agree to indemnify the Transferee for any potential liability, loss, damage, expense or cost relating to this Agreement, including but not limited to the actual cost and out-of-pocket expenses of the Transferee, any attorney fees by the Transferee in any investigation, administrative or legal proceedings, whether the Transferee is appointed as a party in such proceedings or not.

16.5	任何一方对于另一方因违反本协议或对本协议构成违约而迟延或疏忽行 使任何权利、权力或救济不得损及受害方所享有的该等权利、权力或救 济，亦不得解释为受害方对该等违约或随后任何类似违约救济的放弃， 或对该等违约的默认。对任何一方违反本协议或对本协议构成违约的任 何部分的任何种类或必须的放弃、许可、同意或批准，或对任何一方对 本协议的任何规定或条件部分的任何放弃必须以书面的形式做出，且仅 在以该等书面形式中特别规定的范围内有效。本协议或法律或以其它方 式赋予各方的全部救济应为累积的而不是仅可选择的。

Any Party’s delay or negligence in the exercise of rights, power or remedy resulted from other Party’s violation or breach of this Agreement, shall not damnify or damage such rights, power or remedy of the injured Party, and shall not be construed as any waiver of the injured Party in the remedy against such breach or any subsequent similar breach, or as the injured Party’s pretermission to such breach. Any waiver, approval, consent or ratification, necessary or in any category, of any part of this Agreement under the violation or breach by any Party, or any waiver of any part or of any provision of this Agreement by any Party, shall be executed in written and only be effective to the extent expressly set forth in such written document. All remedies to each Party provided by this Agreement, laws or otherwise shall be accumulative, rather than to select one only.

16.6	本协议及本协议提及的或其明示包含的其他合同及文件构成各方之间就 本协议项下标的签订的完整的协议，并取代各方就本协议项下标的所达 成的任何先前的口头的或书面的协议、合同、承诺和通信。

This Agreement and other agreements, contracts or documents referred to or overtly involved in this Agreement shall constitute an entire Agreement for the target under this Agreement by all Parties. Such entire Agreement shall substitute any prior verbal or written agreement, contract, commitment and communication for the target under this Agreement by all Parties.

16.7	如果本协议的任何条款在所适用的中国法下被认为非法或者不具强制执 行力，该条款应被视为被从本协议中删除并且不具有效力。本协议的其 他的条款及条件应仍然有效，本协议并应被认为在最初签署时已排除了 该无效条款。

If any provision of this Agreement shall be held as invalid, illegal or unenforceable under applicable laws of China, such provision shall be deemed as eliminated from this Agreement and ineffective. The validity, legality and enforceability of the remaining provisions in this Agreement shall not be affected in any way, and such invalid, illegal or enforceable provision shall also be deemed as eliminated from this Agreement at the very beginning of the execution of this Agreement.

16.8	自本协议终止之日至其后五(5)年止，每一方均应对保密信息严格保密并 且除为诚信地履行本协议之目的外，不得直接或间接为其他任何目的披 露、使用或利用该信息。

Within five (5) years after the termination or expiration of this Agreement, each Party shall maintain secrecy of all confidential data and information. Except for the performance of this Agreement in good faith, such confidential data and information shall not be exposed, used or applied directly or indirectly for any other purpose.

此处，“保密信息”是指：(i) 本协议以及本协议提及的或以其他方式 被作为参考而包括的所有合同及文件的存在及其内容；以及 (ii) 任何 形式的可能包含与任何一方有关的非公开信息的任何信息、文件或数 据，包括技术信息、数据、程序和方法、商业秘密、市场分析、价格信 息、顾客名单、研究、软件、一般性的专有技术、设计以及商业的和其 他专有的或机密的信息或数据及任何财务成果或信息。

Such “Confidential Data and Information” shall include: (i) the existence and content of this Agreement and all other agreements and documents referred to or otherwise involved as reference by this Agreement; (ii) any form of information, document or data relating to each Party, which may include any non-public information, including technical information, data, procedure and method, trade secret, market analysis, pricing data, list of clients or customers, investigation, software, general special technology, design, commercial and other special or confidential information or data and any financial and accounting result and data.

16.9	在本协议中所作的陈述、保证、约定和协定在本协议所述的交易守成交 割后应继续有效。

Any declaration, guarantee, commitment and stipulation under this Agreement will remain in validity after the completion or accomplishment of transaction proposed pursuant to this Agreement.

16.10	除非本协议另有约定，未经另一方的事先书面同意，任何一方均不得将 其在本协议项下的权利或义务让与或转让给其它方。本协议的规定应对 本协议各方的继承人和允许的受让人有利且对其具有约束力。

Unless other provisions in this Agreement, without prior written consent of other Parties, any Party shall not assign or transfer any right or obligation under this Agreement to any third party. The provisions under this Agreement shall inure to the benefit of the successor or permitted assignee of the Parties herein and be binding on such successor or assignee.

16.11	本协议由中文及英文书写。两个语言版本同等真实。各方在此确认其均 审阅了两个语言的版本并且两个版本在所有重大方面实质相同。如果两 种语言文本之间有任何不一致的地方，则应以中文文本为准。

This Agreement is made in Chinese language and English language, which are equally authentic. All Parties hereby confirm that the Agreement in such two languages has been reviewed and materially the same with all aspects. In the case of any inconsistence between such two versions, the Chinese version shall prevail.

16.12	本协议在中国(广州市)由各方正式授权代表签署三份原件（每份中英文 各一(1)份）。各方各持一份原件。

This Agreement is executed, in (Guangzhou City), China, by the officially authorized representatives of each Party, in (three copies) in both Chinese language and English language, each of which shall be authentic and each Party shall keep one in both languages.

16.13	自本协议签署之日且在其签署后，经一方发出要求，被要求的另一方应 签署和交付确认、执行及完全实现本协议的意图和目的所合理必须的或 必要的该等契约文书、文件或其它书面文件。

As from the execution of this Agreement, at the request of any Party, other Party receiving such request shall execute and deliver any writ, document or other written material, reasonably necessary or useful for confirming, performing and fully realizing the intents and goals under this Agreement.

(签字页见下页)
[Signatures in Next Page]

以兹为证，各方已在本协议页首述明的日期签署或促使其相应的正式授权代表 签署了本协议。

IN WITNESS WHEREOF, all Parties or their officially authorized representatives hereby sign and execute this Shareholder Usufruct Transfer Agreement as of the date aforementioned at the beginning of this Agreement.

出让人 Transferor: [孟雪琴] Meng Xueqin

签字 Signature:	/s/ Meng Xueqin

出让人 Transferor: [周永益] Zhou Yongyi

签字 Signature:	/s/ Zhou Yongyi

受让人 Transferee: [越宝企业管理咨询（广州）有限公司]

Superior Treasure Enterprise Management Consulting（Guangzhou） Corporation Limited

签字 Signature:	/s/ Angella Lu

Name: Angella Lu

职务 Position:

法定代表人 Legal Representative

目标公司 The Target Company：[广东藏宝天下艺术品有限公司]
Guangdong Cang Bao Tian Xia Artworks Corporation Limited

签字 Signature:	/s/ Yongyi Zhou

Name:周永益

职务 Position:法定代表人 Legal Representative

附件 A
Appendix A

商

业

合

作

协

议

Business Cooperation Agreements